                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-2056, 2-98858, 33-20734, 33-25698, 33-38121, 33-38122, 33-53747, 33-55501,
333-11859, 333-11909, 333-27211, 333-78935, and 333-89977 of The Kroger Co., all
on Form S-8, Registration Statement Nos. 333-66961 and 333-85725 of The Kroger Co., all on Form S-4, and Registration Statement No. 333-95955 of The Kroger Co. on Form S-3, of our report dated March 10, 1999 on our audits of the consolidated financial statements of Fred Meyer, Inc. as of January 30, 1999 and for the years ended January 30, 1999 and January 31, 1998, which statements are included by The Kroger Co. in its consolidated financial statements as of January 29, 2000 and January 2, 1999, and for the years ended January 29, 2000, January 2, 1999, and December 27, 1999, giving retroactive effect to the merger of Fred Meyer, Inc. on May 27, 1999 in a transaction accounted for as a pooling of interests, which report is included in this Annual Report on Form 10-K.





/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
April 25, 2000